Exhibit 99.1

December 9, 2003

FOR IMMEDIATE RELEASE

Washington Mutual Revises 2003/2004 Earnings Outlook
In Light of Changing Mortgage Market Conditions

Company Accelerates $1 Billion Efficiency Initiatives;
Reaffirms Plans For 2004 Growth Initiatives

SEATTLE – Washington Mutual, Inc. (NYSE: WM) today announced that in light of lower mortgage loan volume, increasingly competitive pricing in the mortgage market and a greater emphasis on the origination of adjustable-rate mortgages by the company, gain from mortgage loans will be significantly lower in the fourth quarter than in the second quarter of 2003. As a result, the company expects earnings per diluted share for 2003 to range between $4.15 and $4.25, up from earnings of $4.02 per diluted share in 2002.

In light of the changed conditions and uncertain outlook for the mortgage market, the company also said it will broaden its outlook for diluted earnings per share for 2004 to a range of $4.30 to $4.80.

“Washington Mutual benefited from extraordinary mortgage volumes over the past few years, which allowed us to fund the expansion of a national retail banking franchise and multi-family lending business while producing solid earnings growth,” said Kerry Killinger, chairman, president and chief executive officer, who spoke at the company’s investor day in New York. “Now that the mortgage market has clearly slowed, we are adjusting our business to adapt to the new realities of the current environment. Therefore, we are taking steps to substantially reduce operating costs and streamline and improve operations to drive efficiency, enhance customer service and continue the growth of our leading national franchise.”

Fourth Quarter 2003 Trends

The company said its mortgage volume in the fourth quarter is projected to decrease by approximately 50 percent from third quarter levels. Competitive pricing pressure throughout the fourth quarter has also eroded the expected gain from mortgage loans. Washington Mutual’s average gain per loan, net of risk management instruments, was 47 basis points in this year’s second quarter and is estimated to decline to approximately 10 basis points in the fourth quarter. In addition, Washington Mutual has recently placed greater emphasis on the origination of adjustable-rate mortgages for portfolio, a core strength of the company, further reducing the opportunity for gain from mortgage loans.

The company added that the earnings contribution from its other consumer businesses and its commercial banking activities continue to perform according to expectations, as growth in new stores, checking accounts, retail deposits, depositor and other retail banking fees and consumer and multi-family lending volumes remain strong.

In light of the mortgage market conditions, the company has accelerated previously planned efforts to reduce expenses. From August through November, the company eliminated the equivalent of 4,500 full-time positions in its home lending support operations. The majority of this total reflects a reduction in non-employee temporary and contract personnel and decreased overtime. The company also said it has identified 900 positions in other areas that will be eliminated by the end of the first quarter of 2004.

Washington Mutual added that while it is reducing employment in these administrative and support functions, it continues to build its sales force. The number of mortgage loan consultants has grown 35 percent so far this year. Likewise, the number of sales staff in its retail banking stores and commercial banking business continues to grow as the company expands nationally.

On Sept. 30, Washington Mutual announced plans to align its principal business units around its primary customer groups of retail consumers and commercial clients. In order to accelerate integration activities that will allow it to better serve these customer segments, the company recently completed an extensive review of its technology platforms.

As a result, the company expects to incur technology-related write-downs on certain mortgage loan fulfillment systems in the fourth quarter. By year-end 2004, it anticipates that complementary systems that better meet the future operational needs of the company will be in place.

2004 Plans for Efficiencies, Continued Growth

As part of its organizational realignment, the company has stepped up its plans to streamline operations, gain added efficiency, and improve operational performance. Together with the cost savings efforts in the mortgage business, these initiatives will provide Washington Mutual with opportunities for further growth in its core consumer and commercial businesses.

Key elements of the 2004 plan include:

•      Identifying and eliminating approximately $1 billion in noninterest expense over a six-quarter time period, beginning in the first quarter of 2004. By mid-2005, the company’s actual level of expenses is expected to fully reflect these cost reductions, but also the effects of normal inflation, business volumes, growth initiatives and any potential acquisitions. The $1 billion of cost reductions represents approximately 13 percent of the company’s projected annualized noninterest expense base for the fourth quarter of 2003. The cost reductions will be accomplished by completing the full integration of Washington Mutual’s mortgage acquisitions from 2001 and 2002, as well as capturing significant cost saving opportunities company-wide.

As part of the company’s realignment activities, it expects to incur severance and nonrecurring integration charges in 2004. A portion of the gain from the company’s pending sale of the Washington Mutual Finance subsidiary, which is anticipated to close in the first quarter of 2004, is expected to off-set these charges.

•      Implementation of a series of initiatives to drive operational excellence throughout the company to gain added productivity and continuously improve upon the company’s customer service levels.

“We are instilling a discipline of operational excellence as we work to make further inroads to be a low-cost leader in our industry,” Killinger said. “Our management team is now more focused than ever on driving process efficiency and reducing cycle times to improve our operational performance and customer service levels throughout the organization.”

•      Continued growth in its core consumer and commercial businesses. Another portion of the gain from the pending sale of Washington Mutual Finance will be used to fund all 2004 growth initiatives. These initiatives include opening at least 250 new retail banking stores; adding 1 million net new retail checking accounts; and maintaining leading market positions in home lending, consumer lending, and multi-family lending.

“2004 will be a transitional year for Washington Mutual as we streamline our operations to drive future results,” Killinger said. “We’ve developed a comprehensive plan to strengthen our business and improve the way we run it. The implementation of that plan is already underway and we fully expect to emerge as a stronger, leaner organization poised for improved growth prospects for 2005 and beyond.”

The company said that quarterly earnings, for which it does not provide guidance, will likely experience significant variations in 2004 because of the impact of the company’s efficiency and productivity initiatives. The company currently anticipates that the earnings benefits from cost saving efforts will be weighted toward the second half of 2004 and early 2005.

About Washington Mutual

With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At Sept. 30, 2003, Washington Mutual and its subsidiaries had assets of $286.63 billion. Washington Mutual currently operates more than 2,700 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamunewsroom.com.

Forward Looking Statement

Our Form 10-Q and other documents that we file with the Securities and Exchange Commission contain forward-looking statements. In addition, our senior management may make forward-looking statements orally to analysts, investors, the media and others. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Some of these factors are:

•      General business and economic conditions may significantly affect our earnings;

•      If we are unable to effectively manage the volatility of our mortgage banking business, our earnings could be adversely affected;

•      Many of our interest rate and MSR risk management strategies depend on trading in mortgage-related financial instruments in the secondary market. If periods of illiquidity develop in these markets, our ability to effectively implement our risk management strategies could be adversely affected;

•      If we are unable to effectively implement our business operations technology solutions, our earnings and financial condition could be adversely affected;

•      If we are unable to fully realize the operational and systems efficiencies and revenue enhancements sought to be achieved from our recently announced business segment realignment, our earnings could be adversely affected;

•      The financial services industry is highly competitive; and

•      Changes in the regulation of financial services companies and government-sponsored enterprises could adversely affect our business.

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Media Contact:	Alan Gulick
(206) 377-3637
alan.gulick@wamu.net

Investor Contacts:	JoAnn DeGrande
(206) 461-3186
joann.degrande@wamu.net

Ruthanne King
(206) 461-6421
ruthanne.king@wamu.net